UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NORTH EUROPEAN OIL ROYALTY TRUST
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NORTH EUROPEAN OIL ROYALTY TRUST
5 North Lincoln Street
Keene, New Hampshire 03431
(732) 741-4008

NOTICE OF ANNUAL MEETING OF UNIT OWNERS
February 17, 2021

To the Unit Owners of

NORTH EUROPEAN OIL ROYALTY TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Unit Owners of NORTH EUROPEAN OIL ROYALTY TRUST (the “Trust”), pursuant to Article 14 of its Agreement of Trust will be held on Wednesday, February 17, 2021, in the Thoreau Room at the Courtyard Marriott, 75 Railroad St., Keene, N.H. (near the Managing Director’s office) beginning at 11:00 a.m.

Owners who cannot attend in person may observe the annual meeting and ask questions during the question period by using the following Zoom link, https://us02web.zoom.us/j/89100592013. When you enter the meeting you will be muted. At the start of the question period if you wish to pose a question, please click on the “Participants” button at the bottom of the Zoom screen. A window will open to the right. Click on the “…” at the bottom of the window and click “Raise Hand.” You will then be called on to unmute yourself and pose your question.

The Annual Meeting is convened for the following purposes:

(1)To elect five persons named in the accompanying proxy statement as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified (“Proposal One”).

(2)To consider an advisory vote on compensation of the Trust’s Managing Director (“Proposal Two”).

(3)To transact such other business as may properly come before the meeting.

The transfer books of the Trust will not be closed. Only unit owners of record as of the close of business on December 30, 2020 will be entitled to notice of and to vote at the annual meeting.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN
Managing Trustee

January 1, 2021

To obtain directions to attend the meeting and vote in person, contact the Trust at (732) 741-4008 or neort@neort.com. If you do not expect to be present in person, you are urged to sign and return the enclosed proxy in the enclosed postage-paid envelope as soon as possible.

Brokers may not vote your units on the election of Trustees in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

NORTH EUROPEAN OIL ROYALTY TRUST
5 North Lincoln Street
Keene, New Hampshire 03431
(732) 741-4008

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the “Trust”) to be used at the Annual Meeting of Unit Owners to be held on Wednesday, February 17, 2021 and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Unit Owners. Only unit owners of record at the close of business on December 30, 2020 will be entitled to vote at such meeting. Proxies properly executed and received in time to be presented at the meeting will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust (“units”) will be voted for Proposals One and Two. The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. Owners of units registered in the name of a nominee (e.g. units held by brokers in “street name”) who wish to vote in person at the annual meeting should contact the nominee to obtain appropriate authority to vote such units at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. This proxy statement and the proxy included herewith are being mailed to unit owners on or about January 7, 2021.

The Trust was formed on September 10, 1975, pursuant to a vote of the shareholders of North European Oil Company, a predecessor corporate entity. There were 9,190,590 units of the Trust outstanding on December 30, 2020. This number of units represents all authorized units. Each unit owner is entitled to one vote for each unit he or she holds or represents. Any number of units represented in person or by proxy will constitute a quorum for all purposes at the annual meeting.

The affirmative vote of a majority of units represented in person or by proxy at the annual meeting is required to elect any person a Trustee of the Trust. With regard to the election of Trustees, votes may be cast in favor or withheld with respect to all or certain nominees. Votes that are withheld will be counted as present for purposes of the election of Trustees and, thus, will have the same effect as a vote “against” such election.

With respect to Proposal Two, the votes that unit owners cast “for” must exceed the votes that unit owners cast “against” to approve the advisory vote on compensation of the Managing Director. Because your votes are advisory on this proposal, they will not be binding on the Trustees or the Trust. However, the Trustees and the Compensation Committee of the Trustees of North European Oil Royalty Trust (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding the Managing Director’s compensation.

In the event of a broker non-vote with respect to any issue coming before the annual meeting, such non-voting units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of units represented in person or by proxy. A “broker non-vote” occurs if a broker or other nominee who is entitled to vote units on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange (the “NYSE”), brokers may vote a client’s proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client’s proxy without voting instructions on “non-discretionary” items. According to the rules of the NYSE, Proposals One and Two are considered “non-discretionary” items and brokers may not vote your units on either of these proposals in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of the mail, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

PROPOSAL ONE: ELECTION OF TRUSTEES

The Trustees recommend a vote for the election of the five individuals named below to serve until the next annual meeting of unit owners, or until their successors have been duly elected and qualified. All of the nominees are presently serving as Trustees. The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.

Nominees for Election as Trustees

The following sets forth certain information about the nominees for election as Trustees, including a description of the specific experience, qualifications, attributes or skills that led to the conclusion that, given the nature and structure of the Trust, the named person should serve as a Trustee. For further information, see “--Governance and Nominations--Nominations” below. Other than the Trust itself, none of the corporations or organizations with which the nominees are affiliated is a parent, subsidiary or other affiliate of the Trust.

Robert P. Adelman, 90, has been retired from full-time employment for more than five years. Mr. Adelman has represented the Trust as a Trustee since 1987 and as Managing Trustee since 2006. He has also served as the primary representative of a parallel royalty owner, the Unitarian Universalist Congregation at Shelter Rock (“UUCSR”) since 1960. He has monitored and negotiated the royalty contracts and payments for both the Trust and UUCSR during that time. Mr. Adelman was responsible for interviewing on behalf of the Trustees and recommending to them the legal and accounting representatives and business consultant in Germany. Mr. Adelman is a director or trustee of various profit and non-profit companies. He holds a law degree, served as the chief financial officer of a major property holding and development corporation, as chairman and chief executive officer of a mining and road-building corporation, and as director of numerous other enterprises.

Ahron H. Haspel, 77, is an active investor and an Attorney and Certified Public Accountant specializing in the tax area. He retired from Jones Day in 2012 where he served as a partner specializing in the mergers and acquisition area. Prior to joining Jones Day, he was a senior partner at KPMG where he served on the firm’s board of directors, audit committee, and other leadership positions. Throughout his career, Mr. Haspel has worked extensively with oil and gas companies as well other natural resource companies. Mr. Haspel has been a Trustee and Chairman of the Audit Committee and Compensation Committee since November 2, 2017 and is presently a member of the board of directors of Hanover Bank Corp. where he serves as Chairman of the audit committee. He also serves on a number of philanthropic and community boards.

Lawrence A. Kobrin, 87, is a senior counsel with the law firm of Cahill Gordon & Reindel llp, a position he has held since January 1, 2007. Prior to such time, Mr. Kobrin was a partner at Cahill Gordon & Reindel llp, a position he held since 1984. Cahill Gordon & Reindel llp serves as counsel to the Trust. Mr. Kobrin has been a Trustee since 2006. Mr. Kobrin has served as a legal advisor to the Trust since its formation in 1975, both at Cahill Gordon & Reindel llp and at other law firms. Mr. Kobrin also served as special counsel to UUCSR during that time. As a result, he has long and continuous experience with the Trust’s organizational model and operations, and with the royalty rights and their enforcement by the Trust and UUCSR. Additionally, Mr. Kobrin is familiar with the professional representatives and consultants in Germany. He has a law degree and has practiced law for over fifty years, focusing on various corporate, real property and non-profit organization matters.

Nancy J. Prue, 66, is an active investor, a Chartered Financial Analyst, and an Attorney. Ms. Prue retired from Adams Funds in 2017 where she was as a member of the executive team managing $2.7 billion in two closed-ends funds. During her 35 years with Adams Funds, Ms. Prue served as President and Senior Portfolio Manager of Adams Natural Resources Fund where she specialized in oil and gas investments. She also served as the Executive Vice President of Adams Diversified Equity Fund. Ms. Prue has been a Trustee since March 15, 2018 and is currently a director and treasurer of the Keswick Multi-Care Board and is member of the Keswick Foundation Board. Ms. Prue is a former President and a director of the National Association of Petroleum Investment Analysts.

Willard B. Taylor, 80, is of counsel to the law firm of Sullivan and Cromwell LLP, a position he has held since 2008, and was a partner in that firm from 1972 through 2007. Mr. Taylor has been a Trustee since 1975 and also served as a director of North European Oil Company from 1970 to 1972. Mr. Taylor specializes in tax matters; and has for many years taught at New York University School of Law and other law schools.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unit Ownership of Trustees and Executive Officers

The following table sets forth the number of units beneficially owned as of November 30, 2020 by each Trustee and nominee for Trustee, the individual named in the summary compensation table set forth below under “Executive Compensation,” and all Trustees and executive officers as a group.

Name and Position of Beneficial Owner	Number of Units Beneficially Owned	Percentage Beneficially Owned(1)
Robert P. Adelman, Managing Trustee	8,000	*
Ahron H. Haspel, Trustee	21,000	*
Nancy J. Prue, Trustee	6,000	*
Lawrence A. Kobrin, Trustee(2)	1,900	*
Willard B. Taylor, Trustee	6,619	*
John R. Van Kirk, Managing Director(3)	13,100	*
All Trustees and executive officers as a group (6 persons)	56,619	*

*Less than one percent

(1)Percentage computations are based upon all outstanding units. Percentage computations for each Trustee and the Managing Director include units deemed to be owned indirectly even when beneficial ownership has been disclaimed as set forth in note (2).

(2)Includes 500 units owned by Mr. Kobrin’s wife, in which units he disclaims beneficial interest.

(3)Mr. Van Kirk, 68, has been the Managing Director of the Trust since 1990.

Other Unit Ownership

The Trust is unaware of any individual or entity who beneficially owned more than 5% of the Trust’s outstanding units as of October 31, 2020.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

There is only one executive officer of the Trust, its Managing Director. The Compensation Committee is responsible for recommending to the Trustees for approval all aspects of the compensation of the Managing Director.

The Trust is a passive fixed investment trust which holds overriding royalty rights, receives income under those rights from certain operating companies, pays its expenses and distributes the remaining net funds to its unit owners. The Trust does not engage in any business or extractive operations of any kind in the areas over which it holds royalty rights and is precluded from engaging in such activities by the Trust Agreement. As a result, the Trust’s financial results are determined primarily by factors not within the control of its executive or the Trustees, including energy prices in Europe, currency exchange rates, energy supply contracts and the operating companies’ production and sales levels. Given the nature of the Trust and the inability of the Managing Director to affect royalty income, the Compensation Committee believes that the time required and the level of skill with which the Managing Director handles the administrative and financial affairs of the Trust, rather than the Trust’s financial results, are the significant factors in determining his compensation. In setting the annual compensation of the Managing Director, the Compensation Committee considers the historic level of compensation paid to the Managing Director, the time required and the level of skill with which he handles the Trust’s administrative and financial affairs, and the outcome of advisory votes of the unit owners (including the voting results with regard to Proposal Two in this proxy statement) regarding the compensation of the Trust’s Managing Director. In addition, in the case of the current Managing Director (who has served in this role since 1990), the Compensation Committee takes into account the value of his continued performance and knowledge of the Trust, which he has gained over many years.

Historically, the compensation package for the Managing Director has consisted of a base salary and, on occasion, a cash bonus. No long-term incentive compensation has been paid and, as a result of the format of the Trust, no equity-based compensation can be made available. Lacking a traditional 401(k) or its equivalent, in 2007, the Trust established a savings incentive match plan for employees (SIMPLE IRA) that is available to both employees of the Trust, one of whom is the Managing Director. The Trustees have authorized the making of contributions by the Trust to the accounts of employees, on a matching basis, of up to 3% of cash compensation paid to each such employee.

For calendar 2020, the Managing Director’s annual total compensation was $135,960, which included the Trust’s matching 3% contribution of $3,960 to his SIMPLE IRA. For calendar 2021, the Managing Director’s annual total compensation will be $135,960 which includes the Trust’s matching 3% contribution of $3,960 to his SIMPLE IRA.

The Trust does not maintain any severance or change of control plans or any employment contracts. As a result, the Managing Director is not entitled to receive any severance or other benefits in the case of a termination event or a change of control. The Trust does not have any formal unit ownership requirements or guidelines.

Although the Trust does not engage in any formal benchmarking, as a means of testing its judgment, the Compensation Committee has, from time to time, explored the costs of alternate or substitute performance of the management functions by a corporate service firm or similar entity and found that the fees to be charged by such entities to perform these functions would be more costly to the Trust and the unit owners and probably less effective.

The compensation of the Trustees is set by the Trust Agreement based on the application of a formula with respect to gross royalty and interest. The Compensation Committee is responsible for recommending to the Trustees for approval any additional compensation to Trustees for serving in roles such as the Managing Trustee (a non-executive position), a committee chair or the clerk of the Trustees. For these additional roles, the experience gained both during the length of their service with the Trust and their roles and experience outside the Trust as well as the time and responsibility involved in these added roles are considered in setting the additional compensation. See “Trustee Compensation” below. The Compensation Committee has not historically retained any compensation consultants to assist it in this process and has not done so currently.

Report of the Compensation Committee of the Trustees of North European Oil Royalty Trust

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. As part of its decision making process, the Compensation Committee has taken into consideration the difficulties of operating during the Coronavirus pandemic. Based on this review and discussions, the Compensation Committee recommended to the Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Ahron H. Haspel, Chairman  Robert P. Adelman  Nancy J. Prue
Lawrence A. Kobrin  Willard B. Taylor

Summary Compensation Table

Set forth below is a table summarizing the compensation of the Managing Director (the only executive officer of the Trust) for fiscal 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	All Other Compensation ($)	Total Compensation ($)
John R. Van Kirk - Managing Director	2020	$132,000	$0	$ 3,960	$135,960
	2019	$130,667	$0	$ 3,920	$134,587

(1)Mr. Van Kirk’s salary is determined on a calendar year basis and was $131,000 for calendar 2019, $132,000 for calendar 2020 and will be $132,000 for calendar 2021.

Trustee Compensation

Set forth below is a table summarizing the compensation earned by the Trustees during fiscal 2020.

Name	Trustee Fees Earned ($)	All Other Compensation ($)	Total Compensation ($)
Robert P. Adelman - Managing Trustee	$48,104	$0	$48,104
Ahron H. Haspel - Trustee, Audit Committee Chairman	$21,104	$0	$21,104
Nancy J. Prue - Trustee	$ 8,104	$0	$ 8,104
Lawrence A. Kobrin - Trustee, Clerk	$21,104	$0	$21,104
Willard B. Taylor - Trustee	$ 8,104	$0	$ 8,104

Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust’s predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust. Based upon this formula, for an entire fiscal year each Trustee earned a fee of $8,104 and $16,718 during fiscal 2020 and 2019, respectively.

Any compensation for additional services provided to the Trust is recommended by the Compensation Committee for approval by the Trustees with the respective individual not participating. The Trustees set the additional compensation for: (i) the Managing Trustee at an annual rate of $40,000; (ii) the Clerk of the Trustees at an annual rate of $13,000; and (iii) the Chairman of the Audit Committee of the Trustees of North European Oil Royalty Trust (the “Audit Committee”) at an annual rate of $13,000.

The Trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with travel and accommodations for meetings of the Trustees and other required services performed on behalf of the Trust. Total reimbursed out-of-pocket expenses for all the Trustees were $5,821 and $8,351, for fiscal 2020 and 2019, respectively. The Trustees do not receive, either directly or indirectly, securities or property, retirement or insurance benefits or personal benefits or other similar forms of compensation.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

The following transactions with related persons occurred during fiscal 2020.

John R. Van Kirk, the Managing Director of the Trust, provided office space and office services to the Trust at cost. During fiscal 2020 and 2019 respectively, the Trust reimbursed him a total of $4,020 and $26,166. With the shift to a virtual office, John R. Van Kirk is reimbursed at cost for any office services he provides to the Trust.

Review, Approval or Ratification of Transactions with Related Persons

The Trustees have adopted a written policy with respect to transactions with related persons (the “Policy”). The Policy is set forth in the Trust’s Code of Conduct and Business Ethics and is available on the Trust’s website, http://neort.com/governance.html. The Policy provides that any proposed Related Person Transaction (as defined below) be submitted to the Trustees for consideration. In determining whether or not to approve the transaction, the Policy provides that the Trustees shall consider all of the relevant facts and circumstances available to the Trustees, including (if applicable): the benefits to the Trust; the impact on a Trustee’s independence; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees, Trustees, officers, agents or consultants of the Trust generally. The Policy provides that the Trustees shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Trust and its unit owners.

For purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Trust was, is or will be a participant, and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a “Related Person” means (1) any person who is, or at any time since the beginning of the Trust’s last fiscal year was, a Trustee or executive officer of the Trust or a nominee to become a Trustee of the Trust; (2) any person who is known to be the beneficial owner of more than 5% of Trust’s units; and (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Trustee, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Trustee, executive officer, nominee or more than 5% beneficial owner.

AUDIT COMMITTEE

All of the Trustees, with the exception of Lawrence A. Kobrin, constitute the Audit Committee. The Audit Committee meets the definition of an audit committee set forth in Section 3(a)(58)(A) of the Exchange Act of 1934. All of the members of the Audit Committee are “independent” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of NYSE. The Trustees have determined that Robert P. Adelman, Ahron H. Haspel and Nancy J. Prue are audit committee financial experts, as the term is defined in the SEC rules. The Trustees of North European Oil Royalty Trust have adopted a written Charter outlining the duties and responsibilities of the Audit Committee, which is available on the Trust’s website, http://neort.com/governance.html.

Pursuant to the Audit Committee Charter and the requirements of the SEC, the Audit Committee has provided the following report for inclusion in this proxy statement:

Report of the Audit Committee of the Trustees of North European Oil Royalty Trust

The undersigned constitute the members of the Audit Committee. In connection with the proxy statement in which this report appears and the distribution to unit owners of the financial reports for the Trust’s fiscal year ended October 31, 2020, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the Trust for the fiscal year ended October 31, 2020 with the Managing Director of the Trust, constituting its ongoing management.

2. The Audit Committee has discussed with representatives of Mazars USA LLP, the independent registered public accounting firm of the Trust, the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees and Related Transitional Amendments to PCAOB Standards.”

3. The Audit Committee has received the written disclosures and the letter from Mazars USA LLP, the independent registered public accounting firm of the Trust required by applicable requirements of the PCAOB regarding Mazars USA LLP’s communications with the Audit Committee concerning independence, and has discussed with Mazars USA LLP their independence.

4. Based on the review and discussions described in this report, the Audit Committee recommended to the Trustees that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 for filing with the SEC.

Ahron H. Haspel, Chairman            Robert P. Adelman
Nancy J. Prue                      Willard B. Taylor

AUDITOR MATTERS

A representative of Mazars USA LLP is invited to attend the Trust’s annual meeting via Zoom and, if called upon, will to be available to respond to appropriate questions from unit owners. The representative from Mazars USA LLP will also have the opportunity to make a statement at the meeting.

Fees Billed by Independent Auditors

Audit Fees

For the fiscal years ended October 31, 2020 and 2019, Mazars USA LLP performed services in connection with the reviews of the first three fiscal quarters and the year-end audits and, for fiscal 2019, the attestation to the sufficiency of the Trust’s internal controls. The Trust paid $67,500 and $68,300 in fiscal 2020 and fiscal 2019, respectively, for such services.

Audit-Related Fees

No fees for audit-related services were paid in either fiscal 2020 or fiscal 2019.

Tax Fees

No fees for tax research services were paid in either fiscal 2020 or fiscal 2019.

All Other Fees

At the Trust’s direction and as part of its monitoring process, the German accounting firm, P+B GmbH & Co. KG, examined the basis for royalty payments and allowable cost deductions for Mobil Erdgas Erdol GmbH and BEB Erdgas und Erdol GmbH in Germany on a biennial basis. The Trust paid $28,485 and $0 for these services in fiscal 2020 and fiscal 2019, respectively.

Pre-Approval Policies

It is the policy of the Audit Committee that all audit and non-audit services provided to the Trust must be pre-approved by the Audit Committee. All of the audit and non-audit services described above were pre-approved by the Audit Committee.

GOVERNANCE AND NOMINATIONS

Trustee Independence

The Trustees have determined that all the current Trustees are considered independent according to the rules of the NYSE.

Leadership Structure

The positions of Managing Trustee and Managing Director have been held by separate individuals since 1990. The Managing Trustee and the Managing Director fulfill the roles normally reserved for their corporate equivalents, the Chairman of the Board of Directors and the Chief Executive Officer, respectively. Since 2008, the Managing Director, rather than the Managing Trustee, has fulfilled the role normally reserved for the Chief Executive Officer in recognition of the differences between the two roles and the Managing Trustee serves in a non-executive capacity.

Risk Oversight

The Trustees have the ultimate oversight responsibility for risk management activities as implemented by the Managing Director. The Audit Committee assists the Trustees with respect to oversight of financial risk, including internal controls. The Managing Director has day to day responsibility with respect to compliance with and execution of the Trust’s risk management policies and procedures, including internal controls. The Trustees review with the Managing Director the categories of risk the Trust faces and reviews the implementation of the risk management policies and procedures to assess whether they are being followed and are effective.

Committees

The Trustees have designated a standing Audit Committee and a standing Compensation Committee. Ahron H. Haspel serves as the Chairman of both committees. Robert P. Adelman, Nancy J. Prue and Willard B. Taylor serve as members of both committees. Lawrence A. Kobrin is a member of the Compensation Committee. The Audit Committee has a charter, but the Compensation Committee does not.

The functions of the Audit Committee include reviewing the internal financial management and control procedures of the Trust, appointing and removing independent auditors for the Trust, and consulting with the auditors. See “Audit Committee.” The functions of the Compensation Committee include recommending to the Trustees for approval the compensation of the Managing Director, the compensation of Trustees not covered by the Trust Agreement (i.e. additional compensation to Trustees for serving in roles such as the Managing Trustee, a committee chair or the clerk of the Trustees) and any separate compensation for additional services as the committee deems necessary. See “Executive Compensation.”

The Trustees have not created and do not intend to create a Governance Committee or a Nominating Committee. It is the opinion of the Trustees that no such committees are necessary since the Trust Agreement and orders of the Delaware Court of Chancery provide the framework for governance of the Trust. A copy of the Trust Agreement, as amended, is on file with the SEC and is available at the Trust’s website, http://neort.com/governance.html.

Meetings and Attendance

During fiscal 2020, the Trustees met five times. The Trustees, presided over by the Managing Trustee, met in executive session without the Managing Director and had additional communications as needed during fiscal 2020. During fiscal 2020, the Audit Committee met formally two times and the Compensation Committee met formally two times, and each had additional informal meetings and communications. All of the currently serving Trustees attended 100% of all of the meetings of the Trustees and the meetings of the Audit Committee and the Compensation Committee (if a member thereof) during their tenure in fiscal 2020. It is the expectation of the Trustees that all of the Trustees attend each Annual Meeting of Unit Owners in person or, when appropriate due to COVID-19, remotely via Zoom. All of the Trustees attended last year’s annual meeting.

Code of Conduct and other Documents

The Trustees have created a Code of Conduct and Business Ethics. All the Trustees and the Managing Director have signed the Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics, the Trustees’ Regulations and the Trust’s Audit Committee Charter are available on the Trust’s website, http://neort.com/governance.html. A copy of any of these documents will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, P.O. Box 187, Keene, NH 03431.

Anti-Hedging Policy

We maintain an insider trading policy which prohibits any covered person, including Trustees and employees of the Trust, as well as such person’s spouse and minor children, other persons living in their household, and entities over which such person exercises control, from engaging in short-term trading (if director or officer), short sales, trading on margin or pledging, hedging, or options trading, including buying and selling puts or calls or other derivative securities, with respect to the Trust’s securities, unless prior approval is obtained from the Compliance Officer.  At the present time, the Managing Director is designated as the Compliance Officer (except for his own trades for which the Chairman of the Audit Committee is so designated).

Nominations

The Trustees have not created and do not intend to create a separate Nominating Committee. The ongoing supervision of the Trust requires continuity of experience and familiarity with its structure. The Trust is precluded from business activities and would not benefit from the rotation of its member Trustees. Rotation of the Trustees would, in the opinion of the Trustees, substantially increase costs and be counter to the best interests of the unit owners. Accordingly, absent the retirement, resignation, incapacity or death of any Trustee, the Trustees have customarily been re-nominated every year.

At such time as a vacancy occurs in the Trustees by reason of retirement, resignation or death of any Trustee, all of the remaining Trustees serve the function of a nominating committee and do so pursuant to the provisions of the Trust Agreement and the orders of the Delaware Court of Chancery.

Any unit owner may at any time communicate in writing with either the Managing Trustee, or the senior Trustee then serving, to make a nomination and such nominee will be considered by the Trustees without differentiation as to the source of the suggestion. In the event of a vacancy among the Trustees, nominees would be sought who had the background, experience and competence in those areas where the former Trustee was proficient. They would include business experience in the extractive industries, experience with royalty trust management and general business and accounting experience. In addition, although the Trust does not have a formal diversity policy, in the event of a vacancy, Trustees would be sought with a broad mix of professional and personal backgrounds in order to best meet the needs of the Trust and the unit owners.

Compensation Committee Interlocks and Insider Participation

None.

PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF
THE TRUST’S MANAGING DIRECTOR

Proposal Two seeks an advisory vote on the compensation of the Trust’s Managing Director, its only executive officer. Unit owners are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses the Trust’s executive compensation policies and procedures, and the remainder of the Executive Compensation section of this proxy statement, which contains tabular information and narrative discussion about the compensation of the Managing Director.

As an advisory vote, this proposal is not binding upon the Trust. However, the Compensation Committee, which is responsible for determining and setting the Trust’s executive compensation, values the opinions expressed by unit owners in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Managing Director.

The Trustees ask you to consider and that you vote FOR the following resolution: “Resolved, that the unit owners approve, on an advisory basis, the compensation of the Trust’s Managing Director, as disclosed in the Trust’s Proxy Statement for the 2020 Annual Meeting of Unit Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation sections of such proxy statement.”

OTHER MATTERS

The Trustees are not aware of any other matter to be presented for action at the annual meeting. If any other matter is brought before the annual meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.

Communications

Any interested party (including any unit owner) may communicate with an individual Trustee, or the Trustees as a group, or with the Audit Committee Chairman in writing. All such communications will be treated in confidence and an appropriate response or action will be taken. Communications to an individual Trustee or the Trustees as a group may be sent to the office of the Trust at P.O. Box 187, Keene, NH 03431 and will be forwarded to them. Communications to the Audit Committee Chairman may also be sent by mail to the office of the Trust, marked “confidential.” The Managing Trustee, Managing Director and Audit Committee Chairman can also be reached directly through the Trust’s website, www.neort.com, via the Contact Form located in the Contact Section of the website.

Form 10-K

The Trust has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended October 31, 2020. A copy of this report will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, Managing Director, P.O. Box 187, Keene, NH 03431. A copy of the report is also accessible through the Trust’s website, www.neort.com.

Unit Owner Proposals for the 2021 Annual Meeting

The 2021 Annual Meeting of Unit Owners is tentatively scheduled to be held on February 16, 2022. Any proposals of the unit owners intended to be presented at the 2021 annual meeting must be received by the Trust by September 9, 2021, whether for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting or otherwise. Such proposals should be sent to John R. Van Kirk, Managing Director, P.O. Box 187, Keene, NH 03431. If the date of the 2021 annual meeting is changed by more than 30 days, unit owners will be advised of such change and of the new dates for submission of proposals.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Unit Owners to be Held on February 17, 2021

The Trust’s Proxy Statement for the 2020 Annual Meeting of Unit Owners and the 2020 Annual Report to Unit Owners for the fiscal year ended October 31, 2020 are available at: http://www.astproxyportal.com/ast/19772.

Unit owners are urged to sign and return their proxies without delay.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN
Managing Trustee

January 1, 2021

ANNUAL MEETING OF UNIT OWNERS OF

NORTH EUROPEAN OIL ROYALTY TRUST

February 17, 2021

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/19772

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20530000000000000000 7	021721

ON PROPOSALS 1 AND 2, THE TRUSTEES RECOMMEND A VOTE “FOR.” . PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Trustees:

☐		NOMINEES:
	FOR ALL NOMINEES	Robert P. Adelman
Ahron H. Haspel
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Lawrence A. Kobrin
Nancy J. Prue
Willard B. Taylor
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	An advisory vote on compensation of the Trust’s Managing Director.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting.

Signature of Unit Owner	Date:	Signature of Unit Owner	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

NORTH EUROPEAN OIL ROYALTY TRUST

ANNUAL MEETING OF UNIT OWNERS — FEBRUARY 17, 2021

This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints Robert P. Adelman, Lawrence A. Kobrin and Willard B. Taylor, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the Annual Meeting of Unit Owners of North European Oil Royalty Trust to be held on February 17, 2021 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 1, 2021.

(Continued and to be signed on the reverse side)

1.1	14475